EXHIBIT 99.1

NEWS RELEASE COMPUWARE CORPORATION
Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300

For Immediate Release
January 27, 2011

Compuware Corporation Earns 15 Cents Per Share in Q3

For Sixth Consecutive Quarter, Compuware Meets or Beats Analysts’ Consensus Estimates for EPS

Q3 Highlights:

•	EPS jumps 36.4 percent year-over-year; total revenues increase 7.5 percent year-over-year

•	Total APM (Vantage and Gomez) revenues reach $56.1M, up 34 percent*, on a GAAP basis, year-over-year

•	Covisint revenues grow 32.8 percent year-over-year to $14.4M

•	Non-mainframe solutions revenue up 22.5 percent*, on a GAAP basis, year-over-year

•	Professional Services segment contribution margin reaches 15 percent

DETROIT--January 27, 2011--Compuware Corporation (NASDAQ: CPWR), the technology performance company, today announced financial results for its third quarter ended December 31, 2010.

“Compuware continues to focus on delivering steady increases in revenue, earnings and margins, and Q3 was no exception,” said Compuware President and Chief Operating Officer Bob Paul. “Our growth businesses – APM and Covisint – showed great momentum in their multi-billion-dollar markets, both achieving strong growth this quarter. Mainframe renewals remained greater than 90 percent, and Professional Services delivered a 15 percent contribution margin this quarter, as our mature businesses continue to support our aggressive plans for growth in FY ’12 and beyond.”

Compuware reports third quarter revenues of $247 million, up 7.5 percent from $229.9 million in Q3 last year. Third quarter earnings per share were 15 cents based upon 225.2 million shares outstanding, up 36.4 percent from 11 cents based on 231.1 million shares outstanding in Q3 last year. Third quarter net income was $34 million, up 39.3 percent from $24.4 million in Q3 last year.

During the company’s third quarter, software license fees were $60.2 million, up 15.6 percent from $52 million in Q3 last year. Maintenance and subscription fees were $124.2 million in the third quarter, up 5.6 percent from $117.6 million in Q3 last year. Revenue from Professional Services in the third quarter was $62.7 million, up 4.1 percent from $60.3 million in Q3 last year.

Third Quarter Fiscal Year 2011 Highlights

During the third quarter, Compuware:

•	Officially launched CloudSleuth, the industry’s only partner-driven cloud community specifically built to spotlight the performance of the cloud's “federated infrastructure.”

Compuware Corporation Earns 15 Cents Per Share in Q3
January 27, 2011
•	Announced a first-of-its-kind SaaS-based application performance management solution that provides visibility from the First Mile (the data center) to the Last Mile (the end-user).

•
Announced that Covisint had accelerated successful provider payments for physician offices and large health systems from the Centers for Medicare & Medicaid Services for the 2009 Physician Quality Reporting Initiative.

•
Announced that Covisint would demonstrate at the API IT Security Conference how companies can most effectively manage oil and gas identities by quickly building trust relationships for joint ventures, partnerships, customers and suppliers.

•
Announced that Marketing Associates uses Compuware’s application performance management solution – Gomez and Vantage – to improve the performance and availability of its mission-critical customer applications.

•
Announced that daFlores improved the speed of its web site using the Gomez Web Performance Management monitoring platform, resulting in a 25 percent increase in orders for the online flower delivery company.

•	Announced that it was named a “Top Workplace” by the Detroit Free Press.

•	Released information about – and results from – its new Gomez Retail UX (User Experience) Index top Web and mobile performers for Black Friday through Cyber Monday.

•	Announced that its industry-leading mainframe application development and testing solutions support DB2 Version 10.

•
Published results for the September U.S. Retail Mobile Site Performance Index, which measures the performance of mobile-specific versions of retail websites for 15 leading retailers across four carrier and device combinations.

•	Launched fifteen new international industry benchmarks that provide companies with an unbiased view of the state of website performance.

•	Released information that Covisint was recognized by Everything Channel’s CRN Magazine as one of the “Top 100 Healthcare Vendors.”

•
Introduced the industry’s first mobile application benchmark that measures the iPhone mobile application performance of fifteen leading U.S. retailers across three key metrics: response time, availability and consistency.

Use of Non-GAAP Financial Information

*Compuware acquired Gomez on November 9, 2009; only revenue following the acquisition date is included in the Q3 GAAP comparisons of total APM revenues and non-mainframe solutions revenues. On a pro forma basis APM revenue grew 11.6 percent. Non-mainframe solutions revenues grew 9.4 percent on a pro forma basis.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the financial information included with this press release uses non-GAAP measures for revenue. The non-GAAP revenue disclosures provide information on total products commitments and pro forma revenue for Gomez subscription fees as if their results were included in the comparable prior year period. Compuware management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Compuware’s ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP to GAAP information is contained in the financial statements following this press release.

Compuware Corporation Earns 15 Cents Per Share in Q3
January 27, 2011

Compuware Corporation

Compuware Corporation, the technology performance company, provides software, experts and best practices to ensure technology works well and delivers value. Compuware solutions make the world’s most important technologies perform at their best for leading organizations worldwide, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

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Conference Call Information

Compuware will host a conference call to discuss these results at 5 p.m. Eastern time (22:00 GMT) today. To join the conference call, interested parties in the United States should call 800-398-9402. For international access, the conference call number is +1-612-332-0630. No password is required.
A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 182384. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Investor Relations, Marketing and Communications, lisa.elkin@compuware.com, 313-227-7345

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF DECEMBER 31,
ASSETS
	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$81,863	$87,862
Accounts receivable, net	517,775	509,339
Deferred tax asset, net	49,861	46,642
Income taxes refundable	4,624	4,237
Prepaid expenses and other current assets	30,675	26,198
Total current assets	684,798	674,278

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	334,482	346,270

CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	86,133	89,723

ACCOUNTS RECEIVABLE	192,470	234,428
DEFERRED TAX ASSET, NET	32,061	34,823
GOODWILL	608,228	592,948
OTHER ASSETS	33,664	26,760

TOTAL ASSETS	$1,971,836	$1,999,230

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,139	$17,723
Accrued expenses	97,422	111,895
Income taxes payable	21,304	23,207
Deferred revenue	449,342	459,580
Total current liabilities	586,207	612,405

LONG TERM DEBT		35,000

DEFERRED REVENUE	354,296	383,274

ACCRUED EXPENSES	36,420	34,364

DEFERRED TAX LIABILITY, NET	56,638	46,704
Total liabilities	1,033,561	1,111,747

SHAREHOLDERS' EQUITY:
Common stock	2,185	2,274
Additional paid-in capital	636,713	607,035
Retained earnings	297,419	282,133
Accumulated other comprehensive income (loss)	1,958	(3,959)
Total shareholders' equity	938,275	887,483

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,971,836	$1,999,230

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,

	2010	2009	2010	2009
REVENUES:
Software license fees	$60,152	$52,023	$139,095	$142,679
Maintenance and subscription fees	124,162	117,583	362,928	338,444
Professional services fees	62,711	60,258	177,356	181,058
Total revenues	247,025	229,864	679,379	662,181

OPERATING EXPENSES:
Cost of software license fees	3,745	4,072	10,428	11,895
Cost of maintenance and subscription fees	15,274	10,968	41,826	28,292
Cost of professional services	53,811	53,378	155,820	164,049
Technology development and support	22,517	22,562	65,951	65,677
Sales and marketing	62,437	58,969	176,648	162,873
Administrative and general	39,760	42,761	115,977	121,658
Restructuring costs		1,024		4,842
Gain on divestiture of product lines				(52,351)
Total operating expenses	197,544	193,734	566,650	506,935

INCOME FROM OPERATIONS	49,481	36,130	112,729	155,246

OTHER INCOME (EXPENSES)
Interest income	1,351	1,049	3,167	3,877
Other	25	27	(64)	(48)

OTHER INCOME, NET	1,376	1,076	3,103	3,829

INCOME BEFORE INCOME TAXES	50,857	37,206	115,832	159,075

INCOME TAX PROVISION	16,858	12,794	43,196	55,630

NET INCOME	$33,999	$24,412	$72,636	$103,445

DILUTED EPS COMPUTATION
Numerator: Net income	$33,999	$24,412	$72,636	$103,445
Denominator:
Weighted-average common shares outstanding	218,683	229,105	221,490	234,704
Dilutive effect of stock options	6,475	1,985	3,622	1,847
Total shares	225,158	231,090	225,112	236,551
Diluted EPS	$0.15	$0.11	$0.32	$0.44

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	NINE MONTHS ENDED
	DECEMBER 31,
	2010	2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$72,636	$103,445
Adjustments to reconcile net income to cash provided by operations:
Gain on divestiture of product lines		(52,351)
Depreciation and amortization	37,300	32,476
Stock award compensation	13,387	12,649
Deferred income taxes	7,554	7,578
Other	561	1,061

Net change in assets and liabilities, net of effects from acquisitions, the divestiture and currency fluctuations:
Accounts receivable	(23,489)	9,262
Prepaid expenses and other current assets	14,572	16,338
Other assets	(1,514)	(5,626)
Accounts payable and accrued expenses	(11,882)	(57)
Deferred revenue	(77,463)	(17,994)
Income taxes	4,123	(3,415)
Net cash provided by operating activities	35,785	103,366

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of:
Business, net of cash acquired	(18,165)	(284,393)
Property and equipment	(13,328)	(7,070)
Capitalized software	(12,877)	(7,427)
Net proceeds from divestiture of product lines		64,992
Net cash used in investing activities	(44,370)	(233,898)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from borrowings on credit facility		35,000
Net proceeds from exercise of stock options including excess tax benefits	53,331	2,857
Employee contribution to common stock purchase plans	1,892	1,647
Repurchase of common stock	(116,600)	(111,156)
Net cash used in financing activities	(61,377)	(71,652)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,928	11,934

NET DECREASE IN CASH AND CASH EQUIVALENTS	(68,034)	(190,250)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	149,897	278,112

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81,863	$87,862

COMPUWARE CORPORATION AND SUBSIDIARIES
OPERATIONAL HIGHLIGHTS
(Dollar Amounts In Thousands)

	QUARTER			QUARTER
	ENDED			ENDED
	DEC 31,		YR - YR	SEP 30,	QTR - QTR
	2010	2009	% Chg	2010	% Chg
Products:
Software License Fees:
Distributed License Fees:
Vantage	$21,059	$20,376	3.4%	$18,231	15.5%
Changepoint	1,545	2,991	(48.3%)	2,248	(31.3%)
Uniface	2,671	2,291	16.6%	2,374	12.5%
Other	155	408	(62.0%)	366	(57.7%)
Distributed License Fees	25,430	26,066	(2.4%)	23,219	9.5%
Mainframe License Fees	34,722	25,957	33.8%	22,394	55.1%
Total Software License Fees	60,152	52,023	15.6%	45,613	31.9%

Maintenance and Subscription Fees:
Distributed Products	28,879	27,993	3.2%	26,810	7.7%
Mainframe Products	77,442	83,825	(7.6%)	77,541	(0.1%)
Subscription (Gomez)	17,841	5,765	209.5%	17,656	1.0%
Total Maintenance and Subscription Fees	124,162	117,583	5.6%	122,007	1.8%

Total Products Revenue:
Distributed Products	54,309	54,059	0.5%	50,029	8.6%
Mainframe Products	112,164	109,782	2.2%	99,935	12.2%
Subscription (Gomez)	17,841	5,765	209.5%	17,656	1.0%
Total Products Revenue	$184,314	$169,606	8.7%	$167,620	10.0%

Subscription (Gomez) - proforma basis	$17,841	$14,209	25.6%	$17,656	1.0%

Total Product Revenue by Geography
North America	$96,171	$88,569	8.6%	$97,131	(1.0%)
International	$88,143	$81,037	8.8%	$70,489	25.0%

Total Cost of Product Revenue	$103,973	$96,571	7.7%	$94,932	9.5%

Deferred License Fees
Current	$42,813	$53,404	(19.8%)	$43,790	(2.2%)
Long-term	$28,650	$51,959	(44.9%)	$33,370	(14.1%)

Deferred During Quarter	$9,188	$25,026	(63.3%)	$5,619	63.5%
Recognized During Quarter	$15,620	$19,227	(18.8%)	$15,584	0.2%

Professional Services:
Professional Services Segment Fees	$48,332	$49,430	(2.2%)	$46,087	4.9%
Application Services Segment Fees	14,379	10,828	32.8%	12,162	18.2%
Total Professional Services Fees	$62,711	$60,258	4.1%	$58,249	7.7%

Professional Services Segment Contribution Margin	15.0%	12.1%		12.5%
Application Services Segment Contribution Margin	11.5%	8.1%		9.9%
Total Professional Services Fees Contribution Margin	14.2%	11.4%		11.9%

Billable Professional Services Segment Headcount	1,265	1,270	(0.4%)	1,159	9.1%
Application Services Segment Headcount	277	294	(5.8%)	345	(19.7%)

Other:
Total Company Headcount	4,329	4,410	(1.8%)	4,290	0.9%

Total DSO (Billed)	95.4	105.9		66.4
Total DSO	188.6	199.4		172.7

COMPUWARE CORPORATION AND SUBSIDIARIES
PRODUCT COMMITMENTS
(In Thousands)

	QUARTER ENDED
	DECEMBER 31	SEPTEMBER 30,	DECEMBER 31
	2010	2010	2009

License fees	$60,152	$45,613	$52,023

Change in deferred license fees	(6,432)	(9,965)	5,829

License contracts entered into during period	53,720	35,648	57,852

Maintenance and subscription fees	124,162	122,007	117,583

Change in deferred maintenance and subscription fees	27,340	(33,077)	55,570

Maintenance and subscription contracts & renewals entered into during period	151,502	88,930	173,153

Total products commitments during period	$205,222	$124,578	$231,005

A significant portion of the company's product software revenue is recognized ratably over the contractual term of the arrangement. Therefore, to supplement the understanding of Compuware's software business, we believe it is important to also consider the amount of product commitments, which represents the full contractual value of each product software arrangement entered into during the reporting period.